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                                                            Exhibit 22

                                  SUBSIDIARIES

                                       OF

                         CABLEVISION SYSTEMS CORPORATION

                                                       State of
Name                                                 Organization
----                                                 ------------

A-R Cable Investments, Inc.                          Delaware
A-R Cable Services, Inc.                             Massachusetts
Rainbow Programming Holdings, Inc.                   New York
V Cable, Inc.                                        Delaware
NYC LP Corp.                                         Delaware
Cablevision of New York City - Master L.P.           Delaware
Cablevision MFR, Inc.                                Delaware